                                                                    EXHIBIT 10.3

                            MANAGEMENT SERVICES AGREEMENT

     This Management Services Agreement (this "Agreement") is entered into as of July 6, 1998 by and between MIPS Technologies, Inc., a Delaware corporation
(the "Company"), and Silicon Graphics, Inc., a Delaware corporation ("Silicon Graphics").

                                      RECITALS

     WHEREAS, the Company is issuing shares of Common Stock, $0.001 par value per share ("Common Stock"), to the public in an offering registered under the Securities Act of 1933, as amended;

     WHEREAS, Silicon Graphics has heretofore directly or indirectly provided certain administrative, financial, management and other services to the Company;

     WHEREAS, on the terms and subject to the conditions set forth herein, the Company desires to retain Silicon Graphics as an independent contractor to provide, directly or indirectly, certain of those services to the Company after the Separation Date (as defined below); and

     WHEREAS, on the terms and subject to the conditions set forth herein, Silicon Graphics desires to provide, directly or indirectly, such services to the Company.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Silicon Graphics and the Company, for themselves, their successors and assigns, hereby agree as follows:

                                     ARTICLE I
                                    DEFINITIONS

     Section 1.01. DEFINITIONS. As used in this Agreement, the following terms will have the following meanings, applicable both to the singular and the plural forms of the terms described:

     "Agreement" has the meaning ascribed thereto in the preamble hereto, as such agreement may be amended and supplemented from time to time in accordance with its terms.

     "Outsourced Service" has the meaning ascribed thereto in Section 2.03.

     "Person" means any individual, partnership, limited liability company, joint venture, corporation, trust, unincorporated organization, government (and any department or agency thereof) or other entity.

     "Separation Agreement" means the Agreement between Silicon Graphics and the Company pursuant to which, among other things, the Company's business and operations will be separated from those of Silicon Graphics.

     "Separation Date" shall have the meaning ascribed thereto in the Separation Agreement.

     "Service Charges" has the meaning ascribed thereto in Section 3.01(c).

     "Services" has the meaning ascribed thereto in Section 2.01.

     "Subsidiary" means, as to any Person, any corporation, association, partnership, joint venture or other business entity of which more than 50% of the voting capital stock or other voting ownership interests is owned or controlled directly or indirectly by such Person or by one or more of the Subsidiaries of such Person or by a combination thereof; PROVIDED, HOWEVER, that any reference in this Agreement to a Subsidiary or Subsidiaries of Silicon Graphics shall not include the Company or its Subsidiaries.

     "SGI Entities" means Silicon Graphics and its Subsidiaries and "SGI Entity" shall mean any of the SGI Entities.

     "SGI Indemnified Person" has the meaning ascribed thereto in Section 4.01.

     Section 1.02. INTERNAL REFERENCES. Unless the context indicates otherwise, references to Articles, Sections and paragraphs shall refer to the corresponding articles, sections and paragraphs in this Agreement and references to the parties shall mean the parties to this Agreement.

                                     ARTICLE II
                           PURCHASE AND SALE OF SERVICES

     Section 2.01. PURCHASE AND SALE OF SERVICES. On the terms and subject to the conditions of this Agreement and in consideration of the Service Charges described below, Silicon Graphics agrees to provide to the Company, and the Company agrees to purchase from Silicon Graphics, the services described, for the periods set forth, in Schedule I (the "Services"). At its option, Silicon Graphics may cause any Service it is required to provide hereunder to be provided by any SGI Entity. Unless otherwise specifically agreed by Silicon Graphics and the Company, the Services to be provided by Silicon Graphics hereunder shall be substantially similar in scope, quality and nature to those provided to the Company prior to the Closing Date and shall be performed by the same or similarly qualified personnel; PROVIDED, HOWEVER, that the selection of personnel to perform the Services shall be at the sole discretion of Silicon Graphics; and PROVIDED, FURTHER, that, except as expressly provided in this Agreement, Silicon Graphics shall not be required to increase the volume, scope or quality of the Services provided to the Company beyond that which has been provided to the Company prior to the Closing Date.

     Section 2.02. ADDITIONAL SERVICES. In addition to the Services to be provided by Silicon Graphics pursuant to Section 2.01, if requested by the Company, and to the extent that Silicon Graphics and the Company may mutually agree in writing, Silicon Graphics shall provide additional services (including services not provided by Silicon Graphics to the Company prior to the Closing

Date) to the Company. The scope of any such services, as well as the term, costs and other terms and conditions applicable to such services, shall be as mutually agreed by Silicon Graphics and the Company. Nothing herein shall create any obligation on the part of Silicon Graphics to provide any additional services.

     Section 2.03. SERVICES PERFORMED BY THIRD PARTIES. At its option, Silicon Graphics may cause any Service it is required to provide hereunder to be provided by any third party that is providing, or may from time to time provide, the same or similar services for Silicon Graphics (an "Outsourced Service"). Silicon Graphics shall remain responsible, in accordance with the terms of this Agreement, for performance of any Service it causes to be so provided.

     Section 2.04. IMPRACTICABILITY AND FORCE MAJEURE. Silicon Graphics shall not be required to provide any Service to the extent the performance of such Service becomes impracticable as a result of a cause or causes outside the reasonable control of Silicon Graphics or to the extent the provision of such Service would require Silicon Graphics to violate any applicable laws, rules or regulations or would result in the breach of any applicable contract or contracts. Silicon Graphics shall have no obligation to perform or cause the Services to be performed if its failure to do so is caused by or results from any act of God, governmental action, natural disaster, strike, failure of essential equipment or any other cause or circumstance beyond the control of Silicon Graphics or, if applicable, third party providers of services to Silicon Graphics (an "Event of Force Majeure"). Silicon Graphics will notify the Company of any Event of Force Majeure affecting its Services to the Company. Silicon Graphics agrees that following any Event of Force Majeure, the Company shall have no obligation to pay for the Services affected thereby and Silicon Graphics will use its reasonable best efforts to restore such Services.

                                    ARTICLE III
                                  SERVICE CHARGES

     Section 3.01. SERVICE CHARGES. (a) The charge for each Service provided to the Company hereunder directly by Silicon Graphics or any SGI Entity shall be equal to the amount indicated, or determined as set forth, in Schedule I hereto for such Service, as adjusted from time to time in accordance with Section 3.01(c).

     (b) The charge for each Outsourced Service provided to the Company hereunder shall be equal to all direct costs incurred by Silicon Graphics or any SGI Entity in providing such Outsourced Service, including, without limitation, any third-party costs and expenses incurred by Silicon Graphics or any SGI Entity on behalf of the Company. If Silicon Graphics incurs third-party costs or expenses on behalf of the Company as well as any SGI Entity, Silicon Graphics will allocate any such costs or expenses in good faith between the Company and the various SGI Entities on behalf of which such costs or expenses were incurred as Silicon Graphics shall determine in the exercise of its reasonable judgment. Silicon Graphics shall apply usual and accepted accounting conventions in making such allocations and Silicon Graphics or its agents shall keep and maintain such books and records as may be reasonably necessary to make such allocations. Silicon Graphics shall make copies of such books and records available to the Company upon request and with reasonable notice.

     (c) The parties intend for the Service charges pursuant to paragraphs (a) and (b) above (collectively, the "Service Charges") to allow Silicon Graphics and any SGI Entity to recover the fully allocated direct costs of providing the Services hereunder plus all out-of-pocket, third-party costs, charges and expenses, but without any profit to Silicon Graphics or any SGI Entity. The parties also intend for charges to be easy to administer and justify and, therefore, the parties acknowledge that it may be counterproductive to try to recover every cost, charge or expense, particularly those that are insignificant or DE MINIMIS. The parties shall use good faith efforts to discuss any situation in which any charge, or the methodology for determining any charge, set forth in Schedule I is insufficient to cover or exceeds, or is reasonably expected to be insufficient to cover or exceed, the actual costs incurred by Silicon Graphics or any SGI Entity in providing any Service hereunder, and on the basis of such discussions the parties may from time to time, upon mutual agreement, adjust the charges or methodologies set forth in Schedule I; PROVIDED, HOWEVER, that the incurrence of costs by Silicon Graphics or any SGI Entity in excess of the amounts set forth or determined in accordance with
Schedule I shall not justify the provision of, or payment for, Services under this Agreement.

     Section 3.02. INVOICING AND SETTLEMENT OF COSTS. (a) Silicon Graphics shall invoice the Company for all Service charges for each calendar month within thirty (30) days following the end of such month, provided that any failure by Silicon Graphics to provide an invoice within such time period shall not relieve the Company of its obligation to pay an invoice received after such date. All invoices shall reflect in reasonable detail a description of the Service performed.

     (b) The Company shall pay within thirty (30) days following its receipt of any invoice from Silicon Graphics pursuant to paragraph (a), by wire transfer of immediately available funds payable to the order of Silicon Graphics and without set-off, all amounts invoiced by Silicon Graphics during the preceding calendar month. If the Company fails to pay any monthly payment within 30 days following its receipt of any invoice from Silicon Graphics pursuant to paragraph (a), the Company shall pay, in addition to the amount indicated in such invoice, interest on such amount at the prime interest rate announced by Bank of America National Trust and Savings Association (or any successor thereto) plus 2% per annum compounded monthly for the period such amount remains unpaid.

     (c) In the event of a dispute as to the propriety of the amount invoiced, the Company shall pay all undisputed amounts, but shall be entitled to withhold payment of any amount in dispute (and shall not be obligated to pay interest on the amount so withheld) and shall notify Silicon Graphics within ten (10) business days from receipt of any disputed invoice of the disputed amount and the reasons each such charge is disputed by the Company. Silicon Graphics shall provide to the Company, or shall cause its Subsidiaries to so provide, records relating to the disputed amount so as to enable the parties to resolve the dispute. The parties shall use reasonable efforts to resolve any such dispute promptly.

     (d) Any invoice or payment not disputed in writing by either party within 180 days of such invoice or payment, as the case may be, shall be considered final and no longer subject to adjustment.

                                     ARTICLE IV
                      LIMITATION OF LIABILITY; INDEMNIFICATION

     Section 4.01. LIMITATION OF LIABILITY. The Company agrees that none of Silicon Graphics and any of its Subsidiaries and their respective directors, officers, agents and employees (each, an "SGI Indemnified Person") shall have any liability, whether direct or indirect, in contract or tort or otherwise, to the Company for or in connection with the Services rendered or to be rendered by any SGI Indemnified Person pursuant to this Agreement, the transactions contemplated hereby or any SGI Indemnified Person's actions or inactions in connection with any such Services or transactions.

     Section 4.02. INDEMNIFICATION OF SILICON GRAPHICS BY THE COMPANY. The Company agrees to indemnify and hold harmless each SGI Indemnified Person from and against any claims, damages, losses, obligations, liabilities, costs and expenses (including, without limitation, reasonable attorneys' fees) arising out of or in connection with Services rendered or to be rendered by any SGI Indemnified Person pursuant to this Agreement, the transactions contemplated hereby or any SGI Indemnified Person's actions or inactions in connection with any such Services or transactions.

     Section 4.03. DISCLAIMER OF WARRANTIES. Silicon Graphics disclaims all warranties, express or implied, including, but not limited to, the implied warranties of merchantability and fitness for a particular purpose, with respect to the Services. Silicon Graphics makes no representations or warranties as to the quality, suitability or adequacy of the Services for any purpose or use.

                                     ARTICLE V
                                TERM AND TERMINATION

     Section 5.01. TERM. Except as otherwise provided in this Article V or as otherwise agreed in writing by the parties, this Agreement shall have an initial term of three (3) years from the Closing Date (the "Initial Term").

     Section 5.02. TERMINATION. (a) Notwithstanding the Initial Term of this Agreement, either party hereto may at any time terminate this Agreement with respect to one or more of the Services, in whole or in part, upon giving at least 30 days prior written notice to the other party.

     (b) This Agreement shall automatically terminate on the date that Silicon Graphics ceases to own shares of Common Stock representing more than 50% of the outstanding shares of Common Stock.

     (c) Silicon Graphics may terminate this Agreement with respect to any one or more of the Services if the Company shall have failed to perform any of its material obligations under this Agreement relating to any such Service or Services, Silicon Graphics has notified the Company in writing of such failure, and such failure shall have continued for a period of 10 days after receipt by the Company of notice of such failure.

     Section 5.03. EFFECT OF TERMINATION. Other than as required by law, upon termination of any Service pursuant to Section 5.01 or Section 5.02, Silicon Graphics will have no further obligation to provide the terminated Service (or any Service, in the case of termination of this Agreement) and the Company will have no obligation to pay any fees relating to such Service or make any other payments hereunder; PROVIDED that notwithstanding such termination, (i) the Company shall remain liable to

Silicon Graphics for fees owed and payable in respect of any Service provided prior to the effective date of the termination and (ii) the provisions of Articles III, V and VI shall survive any such termination.

                                     ARTICLE VI
                                   MISCELLANEOUS

     Section 6.01. PERFORMANCE UNDER ANCILLARY AGREEMENTS. Notwithstanding anything to the contrary contained herein, the Company shall not be charged anything under this Agreement for any Services that are specifically required to be performed under the Separation Agreement or any other Ancillary Agreement (as defined in the Separation Agreement) and any such other Services shall be performed and charged for in accordance with the terms of the Separation Agreement or such other Ancillary Agreement.

     Section 6.02. NO AGENCY. Nothing in this Agreement shall constitute or be deemed to constitute a partnership or joint venture between the parties hereto or constitute or be deemed to constitute any party the agent or employee of the other party for any purpose whatsoever and neither party shall have authority or power to bind the other or to contract in the name of, or create a liability against, the other in any way or for any purpose.

     Section 6.03. COMPANY AS SOLE BENEFICIARY. The Company acknowledges that the Services shall be provided only with respect to the business of the Company and its Subsidiaries as currently operated or as mutually agreed by the parties hereto. The Company shall not request performance of any Service for the benefit of any entity other than the Company and its Subsidiaries. The Company represents and agrees that the Company will use the Services only in accordance with all applicable federal, state and local laws and regulations, and in accordance with the reasonable conditions, rules, regulations and specifications which may be set forth in any manuals, materials, documents and instructions furnished from time to time by Silicon Graphics to the Company. Silicon Graphics reserves the right to take all actions, including termination of any particular Service, that Silicon Graphics reasonably believes to be necessary to assure compliance with applicable laws and regulations. Silicon Graphics will notify the Company of the reasons for any such termination of Services.

     Section 6.04. ENTIRE AGREEMENT. This Agreement (including the Schedules constituting a part of this Agreement) and any other writing signed by the parties that specifically references this Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements, understandings and negotiations, both written and oral, between the parties with respect to the subject matter hereof. This Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

     Section 6.05. INFORMATION. Subject to applicable law and privileges, each party hereto covenants and agrees to provide the other party with all information regarding itself and transactions under this Agreement that the other party reasonably believes are required to comply with all applicable federal, state, county and local laws, ordinances, regulations and codes, including, but not limited to, securities laws and regulations.

     Section 6.06. CONFIDENTIAL INFORMATION. Subject to Section 6.07, each party and each of its Subsidiaries shall hold and shall cause its respective directors, officers, employees, agents, consultants and advisors to hold, in strict confidence, unless compelled to disclose by judicial or administrative process or, in the opinion of its counsel, by other requirements of law, all confidential, trade secret or proprietary information concerning the other party, except to the extent that such information can be shown to have been (i) in the public domain through no fault of such party, (ii) later lawfully acquired on a non-confidential basis from other sources by the party to which it was furnished, (iii) independently generated without reference to any proprietary or confidential information of the other party, or (iv) information that may be disclosed pursuant to any Ancillary Agreement. Neither party shall release or disclose any such information to any other person, except its auditors, attorneys, financial advisors, bankers and other consultants and advisors who shall be advised of and agree to comply with the provisions of this
Section 6.06.

     Section 6.07. PROTECTIVE ARRANGEMENTS. In the event that any party hereto (or any of its Subsidiaries) either determines on the advice of its counsel that it is required to disclose any information pursuant to applicable law or receives any demand under lawful process or from any governmental department, commission, board, bureau, agency or official to disclose or provide information of any other party hereto (or any of its Subsidiaries) that is subject to the confidentiality provisions hereof, such party shall notify the other party prior to disclosing or providing such information and shall cooperate at the expense of the requesting party in seeking any reasonable protective arrangements requested by such other party. Subject to the foregoing, the party that received such request may thereafter disclose or provide information to the extent required by such law (as so advised by counsel) or by lawful process or such governmental department, commission, board, bureau, agency or official.

     Section 6.08. NOTICES. Any notice, instruction, direction or demand under the terms of this Agreement required to be in writing will be duly given upon delivery, if delivered by hand, facsimile transmission, intercompany mail, or mail, to the following addresses:

     (a)   If to the Company, to:

     Mountain View, California  94043
     Attn: General Counsel

     (b)   If to Silicon Graphics, to:

     2011 North Shoreline Blvd.
     Mountain View, California  94043
     Attn: Director, Corporate Legal Services

or to such other addresses or telecopy numbers as may be specified by like notice to the other parties.

     Section 6.09. GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the substantive internal laws of the State of California.

     Section 6.10. SEVERABILITY. If any provision of this Agreement shall be invalid or unenforceable, such invalidity or unenforceability shall not render the entire Agreement invalid. Rather, the Agreement shall be construed as if not containing the particular invalid or unenforceable provision, and the rights and obligations of each party shall be construed and enforced accordingly.

     Section 6.11. AMENDMENT. This Agreement may only be amended by a written agreement executed by both parties hereto.

     Section 6.12. COUNTERPARTS. This Agreement may be executed in separate counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one agreement.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their duly authorized representatives.


                              SILICON GRAPHICS, INC.


                              By: /s/ William M. Kelly
                                 ------------------------------------------
                              Name:  William M. Kelly
                              Title: Senior Vice President-
                                     Corporate Operations

                              MIPS TECHNOLOGIES, INC.


                              By: /s/ John E. Bourgoin
                                 -------------------------------------------
                              Name: John E. Bourgoin
                              Title: Chief Executive Officer and President

                                                                      SCHEDULE I
                           SILICON GRAPHICS, INC. ("SGI")
                          MIPS TECHNOLOGIES, INC. ("MTI")

                                MANAGEMENT SERVICES
                                 POST CLOSING DATE

----------------------------------------------------------------------------------------------------------------------------------
    SERVICE                            DESCRIPTION                              SERVICE                       SERVICE
     AREA                                                                       PERIOD                         FEE
----------------------------------------------------------------------------------------------------------------------------------
 HR                     1. Access to Resumix database.                    Period ending September 30,  No charge.  MTI responsible
                                                                          1998.                        for purchasing and
                                                                                                       installing network
                                                                                                       infrastructure.

                        2. Participation in SGI's redeployment process.   Same as above.               Direct costs.

                        3. Maintain worker's compensation insurance       Same as above.               Direct costs.
                        coverage to extent required by law for benefit
                        of MTI employees
----------------------------------------------------------------------------------------------------------------------------------
 Finance                1. Access to Oracle system for general ledger,    Period ending September 30,  No charge. MTI responsible
                        accounts payable, purchasing and fixed asset      1998.                        for purchasing and
                        accounting.                                                                    installing network
                                                                                                       infrastructure.

                        2. SGI to continue to process accounts payable,   Same as above.               Direct costs.
                        purchasing and fixed asset transactions.

                        3. SGI to generate bi-weekly payroll with ADP.    Same as above.               Direct costs.  MTI
                                                                                                       responsible for funding all
                                                                                                       costs (e.g., salary, taxes
                                                                                                       and ADP fees) to ADP
                                                                                                       directly from MTI payroll
                                                                                                       account.

                        4. SGI to generate IRS Form W-2 and Form 1099     For 1998 calendar year.      Direct costs.
                        for applicable activity on Oracle and
                        ProBusiness.  ADP (and not SGI) will be
                        responsible for payroll tax filings.
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
 Treasury               1. Assist MTI in managing cash collections, cash  Period ending on date that   Direct costs.
                        disbursements, investments, borrowings and        SGI owns 50% or less of
                        credit facilities.                                MTI.

                        2. Assist MTI in managing foreign exchange        Same as above.               Direct costs
                        exposure with regard to balance sheet exposure
                        and revenue exposure.

                        3. Assist MTI in managing its capital structure.  Same as above.               Direct costs.

                        4. Assist MTI in managing its bank relationships  Same as above.               Direct costs.

----------------------------------------------------------------------------------------------------------------------------------
 Tax                    1. Preparation of federal and state income tax    Period ending on date that   Direct costs (including,
                        returns for filing periods ending during service  SGI owns 50% or less of      without limitation,
                        period.                                           MTI.                         professional fees and
                                                                                                       costs).

                        2. Preparation of sales and use tax returns for   Same as above.               Direct costs (including,
                        filing periods ending during service period.                                   without limitation,
                                                                                                       professional fees and
                                                                                                       costs).

                        3. Assist MIT in federal and state income tax     Same as above.               Direct costs (including,
                        planning.                                                                      without limitation,
                                                                                                       professional fees and
                                                                                                       costs).
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
 Risk Management        1. Purchase MTI stand-alone primary insurance     Period commencing at         MTI to pay all insurance
                        coverages to assist MTI in establishing a basic   Closing Date and ending on   premiums/fees related to
                        property and casualty insurance program           date that SGI owns 50% or    stand-alone policies
                        (property, crime, general liability, electronic   less of MTI.                 directly to insurance
                        errors and omissions, auto liability and                                       companies.
                        fiduciary liability).

                        2. Maintain SGI insurance coverages for benefit   Same as above.               Allocable portion of SGI's
                        of SGI and its subsidiaries pursuant to                                        insurance costs to MTI based
                        Separation Agreement.                                                          upon percentage of MTI
                                                                                                       revenue to SGI consolidated
                                                                                                       revenue.

                        3. Advise MTI CFO of risk management function     Same as above.               Direct costs (including,
                        and insurance program and provide on-going                                     without limitation,
                        management support for risk management and                                     professional fees).
                        insurance issues.

                        4. Assist MTI in management of insurance claims.  Same as above.               Direct costs.

                        5. Assist MTI management with                     3 month period preceding     Direct costs (including,
                        researching/establishing a complete stand-alone   the first anniversary of     without limitation,
                        insurance program.                                Separation Date or date      professional fees).
                                                                          that SGI owns 50% or less
                                                                          of MTI, whichever is
                                                                          earlier.
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
 Information Services   1. Provide voice and information systems/support  Separation Date through      Direct costs for third-party
                        to MTI in Bldg. 40 on same basis as provided      move date to Bldg. 27.       service and replacements.
                        prior to Separation Date.

                        2. Assist MTI in identifying and reviewing        Prior to move date to Bldg.  No charge.  MTI to pay for
                        proposals from third-party vendors for            27.                          all equipment, network and
                        installation and maintenance of telephone and                                  application costs directly
                        voice-mail systems in Bldg. 27.  MTI responsible                               to third-party vendors.
                        for purchasing and installing all equipment and
                        system infrastructure  (including, without
                        limitation, PBX and voice mail switches).

                        3. Assist MTI in identifying and reviewing        Prior to move date to Bldg.  Same as above.
                        proposals from third party vendors for            27.
                        installation of independent network supporting
                        Bldg. 27.  MTI responsible for purchasing and
                        installing all equipment and network/system
                        infrastucture (including, without limitation,
                        WAN and LAN).

                        4. SGI to provide private network connection      Move date to Bldg. 27        Direct costs.
                        between SGI and MTI, including (a) use of         through September 30, 1998.
                        existing fiber connection to Bldg. 27 (which
                        will be split at 1st floor of Bldg. 27); (b)
                        configuration of SGI and MTI routers per
                        standards acceptable to SGI; (c) implementation
                        of "Gauntlet" firewalls per standards acceptable
                        to SGI; (d) limited network access only to
                        designated MTI workstations (approx. 5
                        workstations located in Bldg. 27) and MTI users;
                        (e) development of user administration and
                        access options applicable to identified
                        application systems (see Schedule 2 attached)
                        per standards acceptable to SGI; and (f)
                        configuration of application user interface to
                        prevent direct or indirect access to any SGI
                        system network resources per standards approved
                        by SGI.

                        5. Card-key access to Bldg. 40 during normal      Through July 31, 1998        No charge.
                        business hours to be provided to designated MTI
                        employees for purposes of access T-Rex
                        information.  No network access to be provided
                        to Building 27 regarding T-Rex information.
----------------------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------------------

 Facilities             1. Interim sublease of space in Bldg. 40,         Separation Date through      Per Sublease.
                        Amphitheatre Technology Center.                   move date to Bldg. 27.

                        2. Sublease of space in Bldg. 27, 1225            Move date to Bldg. 27        Per Sublease.
                        Charleston Road..                                 through May 31, 2002,
                                                                          subject to 9 month
                                                                          termination right after
                                                                          June 30, 2000.

                        3. Plan and coordinate move from Bldg. 40 to      Move date to Bldg. 27.       Direct costs.
                        Bldg. 27.

                        4. Janitorial; interior plants and related care;  Period ending on date that   $52,500 per month. Posting
                        misc. utilities; minor repairs; receptionist;     SGI owns 50% or less of MTI. and shipping charges will be
                        coffee and vending service; copier service;                                    charged as additional direct
                        security; building alarm service; mail                                         costs.
                        receiving, distribution and shipping (excluding
                        postage and shipping charges); customary
                        environmental, health and safety compliance
                        (including average ergonomic evaluations).

                        5. Lease of improvements and furniture for 108    Co-terminus with Bldg. 27    $12,500 per month.
                        offices located in Bldg. 27.  MTI responsible     sublease.
                        for cost of maintenance, repair, insurance and
                        property taxes during lease term.  Parties to
                        enter separate lease agreement.

                        6. Construction/facilities management             Same as above.               Direct costs (including,
                                                                                                       without limitation,
                                                                                                       professional fees and
                                                                                                       construction costs).

                        7. Access to Ozone Cafe and health club           Same as above.               $625/month.
                        facilities in Building 40.
----------------------------------------------------------------------------------------------------------------------------------
 Service                1. Service and support of SGI-brand workstations  Period ending on date that   SGI's standard intercompany
                        and servers.                                      SGI owns 50% or less of      service and support charges.
                                                                          MTI.
----------------------------------------------------------------------------------------------------------------------------------
 Legal                  None
----------------------------------------------------------------------------------------------------------------------------------
 Marketing/ Sales       None
----------------------------------------------------------------------------------------------------------------------------------
 Other                  None
----------------------------------------------------------------------------------------------------------------------------------

                           SILICON GRAPHICS, INC. ("SGI")
                          MIPS TECHNOLOGIES, INC. ("MTI")

                                 APPLICATION ACCESS

Application access to be provided to MTI through September 30, 1998.


 Oracle                             pontius, nero, brutus, caesar, caligula, tiberius, livia, ngsdev, ngsapp1, ngsapp2, ngsapp3 and ngsapp4

 WinDD                              PC-DIAMOND, PC-EMERALD, PC-GARNET and PC-SAPHIRE

 Hyperion                           PC-RUBY

 ER                                 www-erprod.copr

 A/P Dreamscreen                    silicon-sense.corp

 Silicon Sense                      silicon-sense.corp

 Resumix                            sun-resumix.corp

 Netscape (Corp. Finance)           www-finance.corp

 Netscape (Global Chg)              wwfo.corp

 Business Object (Fixed Assets)

     If MTI unable to implement independent financial systems by September 30, 1998, MTI and SGI to meet and confer for purposes of reaching mutual agreement regarding extension of application access beyond September 30, 1998 (but in no event after SGI owns 50% or less of MTI).

     MTI will not have access to any applications not specifically identified above. For example, MTI will not have access to locate or weborgview.